EX 99.1


[Bunge logo][GRAPHIC OMITTED]          Investor        Susie Ter-Jung
                                       Contact:        Bunge Limited
                                                       1-914-684-3398
                                                       Susie.Ter-Jung@Bunge.com

                                       Media           Stewart Lindsay
                                       Contact:        Bunge Limited
                                                       1-914-684-3369
                                                       Stewart.Lindsay@Bunge.com


                    Bunge Reports Second Quarter 2005 Results


White Plains, NY - July 28, 2005 - Bunge Limited (NYSE:BG).


        Financial Highlights

(In millions, except per share data and percentages)

----------------------------------------- ------------------------- ------------- ----------------------------- ------------
                                                 Quarter Ended         Percent         Six Months Ended            Percent
                                                 -------------                         ----------------
                                            6/30/05       6/30/04      Change       6/30/05         6/30/04        Change
----------------------------------------- ------------ ------------ ------------- -------------- -------------- ------------
         Volumes (metric tons)                 31.9         29.8           7%          58.8           53.6          10%
         Net sales                           $5,872       $6,657        (12)%       $11,323        $12,396         (9)%
         Total segment operating profit(1)     $177         $218        (19)%          $316           $354        (11)%
         Net income                            $113         $112           1%          $211           $182          16%
         Earnings per share(2)                $0.94        $1.00         (6)%         $1.76          $1.65           7%
----------------------------------------- ------------ ------------ ------------- -------------- -------------- ------------

Bunge's results included certain gains that may be of interest to investors. These gains totaled $30 million, or $0.25 per share, in the quarter ended June 30, 2005; $46 million, or $0.38 per share, in the six months ended June 30, 2005; and $3 million, or $0.03 per share, in the six months ended June 30, 2004. Additional information is provided in the attached schedule titled "Additional Financial Information."

--------
(1)Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to income from operations before income tax and minority interest, is included in the tables attached to this press release.


(2) Earnings per share (EPS) for the quarters and six months ended June 30, 2005 and 2004 are reported on a fully diluted basis. See Note 1 to the consolidated statements of income attached to this press release for more information.

Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer stated: "We are pleased with our performance this quarter despite significant challenges, particularly when compared to last year's extraordinary results. Global conditions for our business remain good and our positive outlook is unchanged.

"Better than expected results in agribusiness and food products balanced weakness in our fertilizer business in Brazil. Our balanced portfolio and integrated business model allow us to capture value at various points along the farm-to-consumer chain, and provide a natural hedge against fluctuations in supply and demand.

"This quarter, our fertilizer business faced a difficult scenario in Brazil. Drought conditions in southern Brazil reduced the soybean crop, pressured farm economics in that region and reduced plantings for the winter corn crop. Farmers waited for higher commodity prices or a weaker Brazilian real to commercialize their crop. As a result, farmers deferred fertilizer purchases as they lobbied for assistance from the Brazilian government. Assistance was forthcoming in early July, when the government announced a R$3 billion program to help farmers for the coming planting season. Consequently, the market expects a higher proportion of fertilizer sales to occur in the second half of the year as compared to 2004, and a 5 to 10% decline in total Brazilian fertilizer market volumes from last year. Despite these short-term issues, we see no change in the long-term fundamentals that are driving growth in Brazil's agricultural markets.

"We continue to steadily execute our strategy. In Argentina, we began loading ships at our new port in Ramallo, north of Buenos Aires, and commenced crushing at our newly expanded T6 Industrial joint venture. With a capacity of 19,000 tons per day, this plant is currently the largest soybean crushing plant in the world, and is located in the heart of the lowest cost producing region in the world. We announced the purchase of a majority share in a soybean crushing and refining plant in the port of Rizhao, China. Rizhao is located in Shandong province, a large market for soybean meal and oil. Operating a plant in such a market enables Bunge to link directly to end customers. Supplying the facility from our global origination network improves supply chain efficiency and reliability.

"I am confident that because of good market fundamentals, our integrated and balanced business model, and the experience of our people, Bunge will continue to deliver superior results."

Second Quarter Results


Agribusiness

Agribusiness results in this quarter, while strong, were below the second quarter of 2004, which was a period of unusual volatility, strong softseed profitability and above average earnings from freight management.

Agribusiness volumes rebounded as markets responded to lower commodity and freight prices. The reversal of a pretax $14 million provision ($10 million after tax) due to a favorable tax ruling contributed to results for the quarter, offset in part by lower earnings from freight management. Canadian results declined compared to the second quarter of 2004 due to poor canola seed quality and margins below last year's record levels. In South America, volumes increased but were not sufficient to compensate higher costs. Costs increased due to the effects of a stronger Brazilian real on local currency operating costs when tanslated into U.S. dollars and higher industial expenses. In the second quarter of 2005, the average real-dollar exchange rate was R$2.48, compared to R$3.05 in the second quarter of 2004, a 19% strengthening. Agribusiness selling, general and administrative expenses (SG&A) increased primarily due to higher employee costs, some of which related to building Bunge's grain origination business in Eastern Europe, as well as the effects of a stronger Brazilian real.


Fertilizer

Fertilizer results in this quarter were weak. Fertilizer volumes declined as Brazilian farmers reduced and delayed fertilizer purchases. The decline in volumes was offset in part by benefits from higher international prices for nitrogen-based fertilizer raw materials and a pretax $35 million value-added tax credit ($20 million after tax) related to taxes paid in prior periods. Legislation passed in May 2005 permitted companies to record a tax credit for fertilizer inputs that will benefit margins going forward. Results also suffered from the effects of a stronger Brazilian real and higher expenses. SG&A expenses also increased due to higher bad debt provisions for farmer customers as well as higher employee expenses. Depreciation expenses increased due to new facilities that commenced production after the second quarter of 2004.


Edible Oil Products

Despite lower raw material costs in Brazil and the United States, edible oil results declined in all regions. Results in Eastern Europe were negatively affected by lower margins, poor crop quality, increased competition and higher energy costs and SG&A expenses. Crop quality in Eastern Europe is expected to improve when the new crop is harvested in the third and fourth quarters. The increase in edible oil SG&A expenses was due primarily to higher advertising expenses in Poland and Brazil, increased employee costs in Europe and the effects of stronger Brazilian and Romanian currencies on local currency costs when translated into U.S. dollars. The increase in employee costs in Europe was related to building a sales force in Russia.


Milling Products

Wheat milling results benefited from higher selling prices as a result of the rally in wheat prices when outlook for the international wheat crop deteriorated. Bunge benefited from low raw material prices as it purchased most of its inventory prior to the price rally.


Financial Costs

Interest income increased primarily due to higher average balances of interest-bearing accounts receivable. Interest expense decreased due to lower average borrowings. Foreign exchange benefited from gains compared to losses in the same period last year. These gains and losses were incurred primarily on the net U.S. dollar-denominated monetary liability position of Bunge's Brazilian subsidiaries. Foreign exchange losses on commodity inventories, included in segment operating profit, substantially offset these gains. At June 30, 2005, the Brazilian real had appreciated 13% in value against the U.S. dollar when compared to its value at March 31, 2005, and at June 30, 2004 had depreciated 6% in value when compared to its value at March 31, 2004.


Other

Other income (expense) - net increased compared to the second quarter of 2004 primarily due to higher earnings from Bunge's French oilseed processing joint venture.


Income Tax Expense

Bunge's effective tax rate for the second quarter of 2005 was 28% compared to 29% in the same period in 2004 and 32% for fiscal 2004. The decline in the tax rate from 2004 was primarily attributable to higher earnings in lower tax jurisdictions.


Minority Interest

Minority share of net income decreased due to Bunge's acquisition in the third and fourth quarters of 2004 of the remaining 17% minority interest in Bunge Brasil S.A. Bunge now owns 100% of Bunge Brasil.

Cash Flow and Net Financial Debt(3)

Net financial debt and readily marketable inventories at June 30, 2005 increased $639 million and $874 million, respectively, from December 31, 2004, primarily due to seasonally higher levels of inventory resulting from the purchase of agricultural commodity inventories in South America and increases in inventories in the fertilizer segment in anticipation of sales for the new planting season in South America, which begins in the third and fourth quarters.

Cash flow used by operations was $349 million for the six months ended June 30, 2005 compared to $316 million used in the six months ended June 30, 2004. Bunge's cash flow in the first half of the year is typically negative as cash is used to purchase oilseeds and grains from the South American harvest and fertilizer raw materials in anticipation of planting.


Outlook

Bill Wells, Chief Financial Officer, stated, "We expect a good year overall in 2005 and the first half has given us a solid start. Supplies of oilseeds and grains remain ample despite reduced harvests in Brazil. We continue to anticipate good results in our fertilizer business, but below the extraordinary results from last year.


"Our 2005 guidance is as follows:

     o    Depreciation, Depletion and Amortization: $230 million to $240 million

     o    Capital Expenditures: $440 million to $460 million

          o $150 million to $170 million maintenance, safety and environmental capital expenditures

     o    Effective Tax Rate: 28% to 33%

     o    Joint Venture Earnings: $30 million to $35 million


"Strengthening of the Brazilian real against the U.S. dollar is a powerful headwind that we have been fighting all year. When we first established our 2005 net income guidance, the Brazilian real was valued at R$2.63 to the U.S. dollar; at second quarter

---------------

(3) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

end it was valued at R$2.35, an 11% strengthening. Nevertheless, we are maintaining our 2005 net income guidance.

"Therefore, assuming stable currencies in South America and Europe and normal 2005/2006 North American and European crops, our 2005 net income guidance is $485 million to $505 million, representing $4.05 to $4.22 per share.
This fully diluted per share guidance is based on an estimated weighted average of 120.9 million shares outstanding."


Conference Call and Webcast Information

Bunge Limited's management will host a conference call at 10:00 a.m. EDT on July 28, 2005, to discuss the company's second quarter results.

To listen to the conference call, please dial (800) 811-7286. If you are located outside of the United States, dial (913) 981-4902. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 2646998. The conference call will also be available live on the company's website at http://www.Bunge.com.

To access the webcast, go to the Bunge website and select "Upcoming Events" from the left navigation menu. Click the "Webcast" link for the "Q2 2005 Bunge Limited Conference Call," and follow the prompts to join the call. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 1:00 p.m. EDT on July 28, 2005 and continuing through 1:00 p.m. EDT August 28, 2005. To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States, dial (719) 457-0820. When prompted, enter passcode number 981441. A rebroadcast of the conference call will also be available on the company's Web site beginning at 1:00 p.m. EDT on July 28, 2005 and continuing through 12:00 p.m. EDT on August 28, 2005.

To locate the rebroadcast on the Web site, select "News & Information" from the left navigation menu. Open the "Audio Archive" subcategory and select the "Webcast" link for the "Q2 2005 Bunge Limited Conference Call." Follow the prompts to access the replay.

About Bunge Limited

Bunge Limited (http://www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 25,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.




Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

                        Additional Financial Information

The following table provides a summary of certain gains that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from operations before income tax and minority interest, net income and earnings per share for the quarter and year ended June 30, 2005 and 2004.

------------------------------------- --------------------- --------------------- --------------------- -----------------------
                                                                Income From
                                                             Operations Before
                                         Total Segment         Income Tax and                             Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income            Diluted (1)
------------------------------------    ----------------     -----------------         ----------            -----------
Quarter Ended June 30:                  2005       2004       2005       2004       2005       2004        2005        2004
                                        ----       ----       ----       ----       ----       ----        ----        ----
    Value-added tax credits              $35        $-        $35         $-        $20         $-         $0.17         $-
    Reversal of a transactional tax
    provision                             14         -         14          -         10          -          0.08          -

                                      ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------
Total                                    $49        $-        $49         $-        $30         $-         $0.25         $-
                                      ========== ========== ========== ========== ========== ========== ============ ==========

------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------


------------------------------------- --------------------- --------------------- --------------------- -----------------------
                                                                Income From
                                                             Operations Before
                                         Total Segment         Income Tax and                             Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income            Diluted (1)
------------------------------------    ----------------     -----------------         ----------            -----------
Six Months Ended June 30:               2005       2004       2005       2004       2005       2004        2005        2004
                                        ----       ----       ----       ----       ----       ----        ----        ----
    Reversal of recoverable
      tax valuation allowance            $27        $-        $27         $-        $19         $-         $0.16     $    -
    Value-added tax credits               28         -         28          -         17          -          0.14          -
    Reversal of a transactional tax
      provision                           14         -         14          -         10          -          0.08          -
    Gain on exchange of
     Brazilian retail flour business       -         -          -          5          -          3             -       0.03

                                      ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------
Total                                    $69        $-        $69         $5        $46         $3         $0.38      $0.03
                                      ========== ========== ========== ========== ========== ========== ============ ==========

------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------


(1) See Note 1 of Notes to the Consolidated Statements of Income.

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited)



                                                            Quarter Ended                         Six Months Ended
                                                              June 30,                                June 30,
                                                     ----------------------------  Percent   ----------------------------  Percent
                                                         2005           2004       Change        2005           2004       Change
                                                     -------------------------------------------------------------------------------

Net sales                                                $5,872         $6,657       (12)%      $11,323        $12,396       (9)%
Cost of goods sold                                       (5,445)        (6,161)      (12)%      (10,511)       (11,535)      (9)%
                                                     -------------  -------------            -------------  -------------

Gross profit                                                427            496       (14)%          812            861       (6)%
Selling, general and administrative expenses               (243)          (192)        27%         (439)          (370)       19%
Interest income                                              26             24          8%           49             40        23%
Interest expense                                            (39)           (43)       (9)%          (89)           (83)        7%
Interest expense on readily marketable inventories          (11)           (19)      (42)%          (18)           (31)     (42)%
Foreign exchange gains (losses)                              23            (64)                       7            (80)
Other income (expense)-net                                   4              (1)                      22             10
                                                     -------------  -------------            -------------  -------------

Income from operations before income tax and
   minority interest                                        187            201        (7)%          344            347       (1)%

Income tax expense                                          (52)           (58)      (10)%          (96)          (116)     (17)%
                                                     -------------  -------------            -------------  -------------


Income from operations before minority interest             135            143        (6)%          248            231         7%
Minority interest                                           (22)           (31)      (29)%          (37)           (49)     (24)%
                                                     -------------  -------------            -------------  -------------


Net income                                              $   113        $   112          1%    $     211      $     182        16%
                                                     =============  =============            =============  =============

Earnings per common share - basic (Note 1):

Net income per share - basic                            $ 1.02         $  1.08        (6)%    $   1.90       $   1.79          6%
                                                     =============  =============            =============  =============

Earnings per common share - diluted (Note 1):

Net income per share - diluted                          $ 0.94         $  1.00        (6)%    $   1.76       $   1.65          7%
                                                     =============  =============------------=============  =============-----------

NOTES TO CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Note 1: Earnings per share are calculated on the basis of the following number of common shares outstanding:

                                                                   Quarter Ended                     Six Months Ended
                                                                      June 30,                           June 30,
                                                          ---------------------------------  ---------------------------------
                                                                    2005              2004             2005              2004
                                                          ---------------  ----------------  ---------------  ----------------
         (In millions, except share data)
         Net income - basic                                         $113              $112             $211              $182

         Interest on convertible notes, net of                         1                 1                2                 2
         tax
                                                          ---------------  ----------------  ---------------  ----------------
         Net income - diluted                                       $114              $113             $213              $184
                                                          ===============  ================  ===============  ================

         Weighted average number of
         common shares outstanding:
           Basic                                             110,986,481       103,434,409      110,870,107       101,725,621
           Effect of dilutive shares:
           -Stock options and awards                           2,130,485         1,678,953        2,110,493         1,743,109
           -Convertible notes                                  7,776,172         7,778,425        7,776,811         7,778,425
                                                          ---------------  ----------------  ---------------  ----------------
           Diluted                                           120,893,138       112,891,787      120,757,411       111,247,155
                                                          ===============  ================  ===============  ================

         Net income - per share:
           -Basic                                                  $1.02             $1.08            $1.90             $1.79
                                                          ===============  ================  ===============  ================
           -Diluted                                                $0.94             $1.00            $1.76             $1.65
                                                          ===============  ================  ===============  ================

         The calculation of diluted earnings per common share for the quarter and six months ended June 30, 2005 and 2004 includes the weighted average common shares that are issuable upon conversion of Bunge's 3.75% convertible notes due 2022.

CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited) (Note 1)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

                                                          Quarter Ended                       Six Months Ended
                                                     ------------------------             -------------------------
                                                             June 30,           Percent           June 30,            Percent
                                                        2005         2004       Change       2005          2004       Change
                                                     ------------ ------------ ---------- ------------ ------------- ----------
Volumes (in thousands of metric tons):
Agribusiness                                              27,880       24,944        12%       50,900        44,972        13%
Fertilizer                                                 1,927        2,634      (27)%        3,656         4,394      (17)%
Edible oil products                                        1,160        1,178       (2)%        2,309         2,216         4%
Milling products                                             944        1,034       (9)%        1,929         2,000       (4)%
                                                     ------------ ------------            ------------ -------------
           Total                                          31,911       29,790         7%       58,794        53,582        10%
                                                     ============ ============            ============ =============

Net sales:
Agribusiness                                              $4,481       $4,924       (9)%       $8,556        $9,183       (7)%
Fertilizer                                                   431          524      (18)%          834           890       (6)%
Edible oil products                                          746        1,013      (26)%        1,525         1,927      (21)%
Milling products                                             214          196         9%          408           396         3%
                                                     ------------ ------------            ------------ -------------
           Total                                          $5,872       $6,657      (12)%      $11,323       $12,396       (9)%
                                                     ============ ============            ============ =============

Cost of goods sold:
Agribusiness                                            $(4,246)     $(4,626)       (8)%     $(8,095)      $(8,673)       (7)%
Fertilizer                                                 (334)        (408)      (18)%        (667)         (689)       (3)%
Edible oil products                                        (688)        (954)      (28)%      (1,403)       (1,818)      (23)%
Milling products                                           (177)        (173)         2%        (346)         (355)       (3)%
                                                     ------------ ------------            ------------ -------------
           Total                                        $(5,445)     $(6,161)      (12)%    $(10,511)     $(11,535)       (9)%
                                                     ============ ============            ============ =============

Gross profit:
Agribusiness                                                $235         $298      (21)%         $461          $510      (10)%
Fertilizer                                                    97          116      (16)%          167           201      (17)%
Edible oil products                                           58           59       (2)%          122           109        12%
Milling products                                              37           23        61%           62            41        51%
                                                     ------------ ------------            ------------ -------------
           Total                                            $427         $496      (14)%         $812          $861       (6)%
                                                     ============ ============            ============ =============

Selling, general and administrative expenses:
Agribusiness                                              $(121)       $(105)        15%       $(218)        $(205)         6%
Fertilizer                                                  (62)         (38)        63%        (105)          (69)        52%
Edible oil products                                         (47)         (38)        24%         (92)          (74)        24%
Milling products                                            (13)         (11)        18%         (24)          (22)         9%
                                                     ------------ ------------            ------------ -------------
           Total                                          $(243)       $(192)        27%       $(439)        $(370)        19%
                                                     ============ ============            ============ =============

Foreign exchange gain (loss):
Agribusiness                                                 $22        $(45)                     $26         $(50)
Fertilizer                                                     1         (13)                    (16)          (24)
Edible oil products                                            1            -                       -             -
Milling products                                             (1)            -                     (1)             -
                                                     ------------ ------------            ------------ -------------
           Total                                             $23        $(58)                     $9          $(74)
                                                     ============ ============            ============ =============

Interest income:
Agribusiness                                                  $9           $3       200%          $13            $5       160%
Fertilizer                                                    10           11       (9)%           23            20        15%
Edible oil products                                            -            3     (100)%            1             6      (83)%
Milling products                                               1            2      (50)%            1             3      (67)%
                                                     ------------ ------------            ------------ -------------
           Total                                             $20          $19         5%          $38           $34        12%
                                                     ============ ============            ============ =============

Interest expense:
Agribusiness                                               $(32)        $(29)        10%        $(62)         $(60)         3%
Fertilizer                                                   (9)          (9)         -%         (23)          (20)        15%
Edible oil products                                          (8)          (8)         -%         (16)          (14)        14%
Milling products                                             (1)          (1)         -%          (3)           (3)         -%
                                                     ------------ ------------            ------------ -------------
           Total                                           $(50)        $(47)         6%       $(104)         $(97)         7%
                                                     ============ ============ ---------- ============ ============= ----------

                                                          Quarter Ended                       Six Months Ended
                                                     ------------------------             -------------------------
                                                             June 30,           Percent           June 30,            Percent
                                                        2005         2004       Change       2005          2004       Change
                                                     ------------ ------------ ---------- ------------ ------------- ----------
----------------------------------------------------
Segment operating profit:
Agribusiness                                                $113         $122       (7)%         $220          $200        10%
Fertilizer                                                    37           67      (45)%           46           108      (57)%
Edible oil products                                            4           16      (75)%           15            27      (44)%
Milling products                                              23           13        77%           35            19        84%
                                                     ------------ ------------            ------------ -------------
           Total (Note 2)                                   $177         $218      (19)%         $316          $354      (11)%
---------------------------------------------------- ============ ============ ---------- ============ ============= ----------

Income from operations before income tax
   and minority interest:
  Segment operating profit                                  $177         $218                    $316          $354
  Unallocated income (expense) - net (Note 3)                 10         (17)                      28           (7)
                                                     ------------ ------------            ------------ -------------
Income from operations before income tax
  and minority interest                                     $187         $201                    $344          $347
                                                     ============ ============            ============ =============

Depreciation, depletion and amortization:
Agribusiness                                                 $28          $20        40%          $53           $41        29%
Fertilizer                                                    26           17        53%           49            34        44%
Edible oil products                                           11           10        10%           23            20        15%
Milling products                                               3            3         -%            6             6         -%
                                                     ------------ ------------            ------------ -------------
           Total                                             $68          $50        36%         $131          $101        30%
                                                     ============ ============ ---------- ============ ============= ----------

NOTES TO THE CONSOLIDATED SEGMENT INFORMATION
(Unaudited)


Note 1: In the first quarter of 2005, Bunge reclassified certain agribusiness product lines from the edible oil segment to the agribusiness segment. As a result, amounts for the quarter and six months ended June 30, 2004 have been reclassified to conform to the quarter ended June 30, 2005 presentation.

Note 2: Total segment operating profit is the consolidated segment operating profit of all of Bunge's operating segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to income from operations before income tax and minority interest, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 3: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                                June 30,         December 31,          June 30,
                                                                  2005               2004                2004
                                                            -----------------  ------------------  ------------------
                          ASSETS
Current assets:
     Cash and cash equivalents                                          $414                $432                $524
     Trade accounts receivable                                         1,802               1,928               1,889
     Inventories                                                       3,592               2,636               3,583
     Deferred income taxes                                               149                  95                  63
     Other current assets                                              1,549               1,577               1,387
                                                            -----------------  ------------------  ------------------
Total current assets                                                   7,506               6,668               7,446
Property, plant and equipment, net                                     2,789               2,536               2,010
Goodwill                                                                 189                 167                 138
Other intangible assets, net                                             178                 156                  97
Investments in affiliates                                                570                 564                 554
Deferred income taxes                                                    273                 273                 255
Other non-current assets                                                 518                 543                 344
                                                            -----------------  ------------------  ------------------
Total assets                                                         $12,023             $10,907             $10,844
                                                            =================  ==================  ==================

           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt                                                    $557                $541                $649
     Current portion of long-term debt                                   207                 140                 143
     Trade accounts payable                                            2,042               1,898               2,100
     Deferred income taxes                                                56                  38                  55
     Other current liabilities                                         1,210               1,285               1,194
                                                             -----------------  ------------------  ------------------
Total current liabilities                                              4,072               3,902               4,141
Long-term debt                                                         3,137               2,600               2,826
Deferred income taxes                                                    224                 232                 183
Other non-current liabilities                                            564                 518                 407
Minority interest in subsidiaries                                        308                 280                 505
Shareholders' equity                                                   3,718               3,375               2,782
                                                            -----------------  ------------------  ------------------
Total liabilities and shareholders' equity                           $12,023             $10,907             $10,844
                                                            =================  ==================  ==================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                   Six Months Ended
                                                                       June 30,
                                                              ----------------------------
                                                                  2005           2004
                                                              -------------  -------------
OPERATING ACTIVITIES
Net income                                                           $211           $182
Adjustments to reconcile net income to cash used for
operating activities:
     Foreign exchange (gains) losses on debt                         (100)            88
     Bad debt expense                                                  20              7
     (Decreases) increases in the allowance for recoverable
     taxes                                                            (27)            10
     Depreciation, depletion and amortization                         131            101
     Deferred income taxes                                            (27)             3
     Minority interest                                                 37             49
Changes in operating assets and liabilities, excluding the
   effects of acquisitions:
    Trade accounts receivable                                         132           (449)
    Inventories                                                      (840)          (899)
    Prepaid commodity purchase contracts                              (89)           220
    Advances to suppliers                                             220            (96)
    Trade accounts payable                                             18            535
    Other - net                                                       (35)           (67)
                                                              -------------  -------------
Cash used for operating activities                                   (349)          (316)

INVESTING ACTIVITIES
Payments made for capital expenditures                               (212)          (120)
Acquisitions of businesses and other intangible assets                (24)           (37)
Investments in affiliates                                              (1)           (18)
Repayments of related party loans                                      14              -
Proceeds from disposal of property, plant and equipment                 5             10
                                                              -------------  -------------
Cash used for investing activities                                   (218)          (165)

FINANCING ACTIVITIES
Net change in short-term debt                                          15           (226)
Proceeds from long-term debt                                          794            850
Repayments of long-term debt                                         (215)          (387)
Proceeds from sale of common shares                                     9            336
Dividends paid to shareholders                                        (30)           (22)
Dividends paid to minority interest                                   (29)           (18)
                                                              -------------  -------------
Cash provided by financing activities                                 544            533
Effect of exchange rate changes on cash and cash equivalents
                                                                        5            (17)
                                                              -------------  -------------

Net (decrease) increase in cash and cash equivalents                  (18)            35
Cash and cash equivalents, beginning of period                        432            489
                                                              -------------  -------------
Cash and cash equivalents, end of period                             $414           $524
                                                              =============  =============

Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and net financial debt less readily marketable inventories, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's operating segments, is Bunge's consolidated income from operations before income tax and minority interest that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is an allocation of interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by our management to evaluate whether our operating activities cover the financing costs of our business. We believe total segment operating profit is a more complete measure of our operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, we believe total segment operating profit assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from operations before income taxes and minority interest or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from operations before income tax and minority interest to total segment operating profit:


                                                                Quarter Ended                 Six Months
                                                                   June 30,                 Ended June 30,
                                                            -----------------------    -------------------------
     (In millions)                                             2005          2004          2005          2004
     -------------                                          ----------    ---------    -----------    ----------
     Income from operations before income tax and
      minority interest                                         $187         $201         $344            $347
     Minus: Unallocated (income) expenses - net (1)              (10)          17          (28)              7
                                                            ----------    ---------    -----------    ----------
     Total segment operating profit                             $177         $218         $316            $354
                                                            ==========    =========    ===========    ==========

     -----------------
     (1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:


                                                        June 30,            December 31,            June 30,
     (In millions)                                        2005                  2004                  2004
     ------------
                                                     ---------------      -----------------      ---------------
     Short-term debt                                           $557                   $541                 $649
     Long-term debt, including current portion                3,344                  2,740                2,969
                                                     ---------------      -----------------      ---------------
     Total debt                                               3,901                  3,281                3,618
     Less:
       Cash and cash equivalents                                414                    432                  524
       Marketable securities                                     13                     14                   29
                                                     ---------------      -----------------      ---------------
     Net financial debt                                       3,474                  2,835                3,065
     Less: Readily marketable inventories                     2,138                  1,264                2,436
                                                     ---------------      -----------------      ---------------
     Net financial debt less readily marketable
      inventories                                            $1,336                 $1,571                 $629
                                                     ===============      =================      ===============